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                                                                   EXHIBIT 10.39
Ryder TRS, Inc.
8669 N.W. 36th Street
Miami, Florida 33166


July 23, 1997


Michael A. Zawalski
14 Prairie Clover
Littleton, CO 80127

Dear Mike:

In accordance with your employment offer letter, upon signing below you will hereby be granted an option (the "Option") to purchase 250 shares of Class C Common Stock (the "Shares") of Ryder TRS, Inc. (the "Company") pursuant to the following terms:


     TYPE OF OPTION:             Nonstatutory Stock Option

     DATE OF OPTION GRANT:       July 23, 1997

     EXERCISE PRICE PER SHARE:   $1,000

     EXPIRATION DATE OF OPTION:  July 23, 2007

     VESTING SCHEDULE OF OPTION: This Option shall become exercisable as follows:

                                     20% after July 23, 1998
                                     40% after July 23, 1999
                                     60% after July 23, 2000
                                     80% after July 23, 2001
     100% after July 23, 2002

     TERMINATION OF OPTION PERIOD:  See Section 8.5 of attached Subscription,
                                    Option and Shareholders' Agreement, dated
                                    March 31, 1997 By your signing below, you agree with the Company (a) that this Option is granted under and governed by the terms and conditions of the Subscription, Option and Shareholders' Agreement, dated March 31, 1997, a copy of which has been provided to you, (b) that you will be bound by the terms thereof as if an original signatory thereto, and (c) that all Company common stock issuable upon exercise of this Option will be deemed "Stock" thereunder.


Sincerely,                          Accepted and Agreed:

/s/ Ronald A. Rittenmeyer           /s/ Michael A. Zawalski
_________________________           ______________________________
Ronald A. Rittenmeyer               Michael A. Zawalski
Executive Vice President